UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2009

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

AmeriGas Propane, Inc., a wholly owned subsidiary of UGI Corporation (the "Registrant") and the general partner of AmeriGas Partners, L.P. (the "Partnership"), has been named as a defendant in two consumer class action complaints filed respectively on May 27, 2009 (the "California Complaint") and June 4, 2009 (the "Federal Complaint") challenging the Partnership's price disclosure with regard to its portable propane grill cylinders.

The California Complaint was filed in the Superior Court of the State of California and also names Blue Rhino Corporation, an unaffiliated entity, as a defendant. This complaint purports to be brought on behalf of a class of all AmeriGas and Blue Rhino consumers in the state of California during the four years prior to the California Complaint, who exchanged an empty portable propane grill cylinder and were provided with what is alleged to be only a partially-filled cylinder. The California plaintiffs seek restitution, injunctive relief, interest, costs, attorneys fees and other appropriate relief.

The Federal Complaint was filed in federal district court in San Francisco and, in addition to AmeriGas Propane, Inc., names the Partnership and Ferrellgas Partners, L.P., as defendants. This complaint purports to be brought on behalf of a nationwide class defined as "[a]ll purchasers of liquefied propane gas cylinders marketed or sold by AmeriGas and Blue Rhino nationwide from January 1, 2008 to the present." The Federal Complaint claims that defendants’ conduct constituted an unfair and deceptive practice that proximately injured consumers and violated the consumer protection statutes of thirty-seven states and the District of Columbia, thereby entitling the class to damages, restitution, disgorgement, injunctive relief, costs and attorneys fees. The Federal Complaint also alleges that defendants were unjustly enriched by their conduct and seeks restitution of any unjust benefits received. In addition, these plaintiffs are seeking punitive or treble damages, and pre-judgment and post-judgment interest.

The Partnership is investigating these claims and intends to vigorously defend the lawsuits. Any judgment or settlement of the claims could have a material adverse impact on the Partnership's results of operations. The Registrant has an approximate 44% effective ownership interest in the Partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

June 9, 2009	By:	Peter Kelly

Name: Peter Kelly
Title: Vice President - Finance and Chief Financial Officer